  Exhibit 5.1

Baker & McKenzie LLP 1900 North Pearl Street, Suite 1500Dallas, Texas 75201United States Tel: +1 214 978 3000 Fax: +1 214 978 3099 www.bakermckenzie.com

February 8, 2021

GT Biopharma, Inc.
9350 Wilshire Blvd. Suite 203
Beverly Hills, CA 90212

RE:
Registration Statement on Form S-1 for GT Biopharma, Inc.

Ladies and Gentlemen:

We are acting as special securities counsel to GT Biopharma, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof relating to the offering of up to $24,250,000 of securities (the “Securities”) consisting of: (i) units (the “Units”), each consisting of one share of common stock (the “ Common Stock”) and a warrant to purchase one share of common stock (the “Common Warrants”); (ii) pre-funded units (the “Pre-Funded Units”), each consisting of a pre-funded warrant to purchase one share of Common Stock and one Common Warrant, to purchasers whose ownership would exceed of 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding common stock following the consummation of the offering; (iii) a warrant (the “Underwriters’ Warrant”) to purchase a number of shares of Common Stock equal to 5% of the number of shares of Common Stock underlying the Units sold in the offering to be issued by the Company to the underwriters set forth in the Registration Statement; and (iv) the shares of Common Stock issuable upon exercise of the Common Warrants, the Pre-Funded Warrants and the Underwriters’ Warrant.

In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction of the restated certificate of incorporation of the Company, as amended, the restated bylaws of the Company, as amended, the corporate proceedings with respect to the filing of the Registration Statement and such other corporate records, agreements, documents and instruments and certificates or comparable documents of public officials and officers and representatives of the Company as we have deemed necessary or appropriate for the expression of the opinions contained herein.

In rendering the opinions contained herein, we have assumed the genuineness of all signatures on all documents examined by us, the legal capacity of all natural persons signing such documents, the due authority of all parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.
The Securities have been duly and validly authorized and, when such Securities are issued and paid for in accordance with terms of the Registration Statement and the underwriting agreement in respect thereof, will be validly issued, fully paid and non-assessable.

2.
The shares of Common Stock that may be issued from time to time upon the exercise of the Common Warrants, the Pre-Funded Warrants and the Underwriters’ Warrant have been duly and validly authorized and, when such shares of Common Stock are issued and paid for in accordance with terms of the the Common Warrants, the Pre-Funded Warrants and the Underwriters’ Warrant, as applicable, assuming no change in the applicable law or facts, will be validly issued, fully paid and non-assessable.

We express no opinion to the extent that, notwithstanding its current reservation of shares of common stock for future issuance, future issuances of securities of the Company and/or adjustments to outstanding securities of the Company cause the Common Warrants to be convertible into more shares of the common stock than the number that then remain authorized but unissued.

The opinions expressed above are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We do not purport to cover herein the application of the securities or “Blue Sky” laws of the various states.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ BAKER & McKENZIE LLP

BAKER & McKENZIE LLP